SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2004

UNIVERSAL LIFE HOLDING CORPORATION
Exact Name of Registrant Specified in Charter

Illinois	000-02347	37-0859747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 340, Olney, Maryland 20830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (301) 774-6913

(Former Name or Former Address, if Changed Since Last Report)

UNIVERSAL LIFE HOLDING CORPORATION
FORM 8-K RELATING TO ITEM 8 - OTHER EVENTS - REDOMESTICATION TO NEVADA

ITEM 8.01 - Other Events - Redomestication to the State of Nevada

    (i)        On November 3, 2004, the registrant redomesticated from the state of Illinois to Nevada. The new address 3155 East Patrick Street, Las Vegas, Nevada 89120. The registered agent is Incorp Services. Telephone number is (702) 866-2500. The Company as of this filing has yet to receive notice of approval from the Secretary of State of Nevada.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LIFE HOLDINGS By: /s/ Frederick S. Richardson Frederick S. Richardson President and Director (Principal Financial and Accounting Officer) November 17, 2004